Exhibit 10.11
FIRST MODIFICATION TO CREDIT AGREEMENT
WITH MODIFICATIONS TO THE
CASH COLLATERAL ACCOUNT AGREEMENT
THIS FIRST MODIFICATION AGREEMENT (this “Agreement”) is entered into as of November 14, 2008 by and between COMERICA BANK, a Texas banking corporation (“Lender”), and RENEGY HOLDINGS, INC., a Delaware corporation (the “Borrower”). Robert Merrill Worsley (“RMW”), Christi Marie Worsley (“CMW”), The Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust, dated July 28, 1998 (“Trust”), NZ Legacy, LLC, an Arizona limited liability company (“NZ Legacy”), and New Mexico & Arizona Land Company, LLC, an Arizona limited liability company (“NMAL”) (RMW, CMW, Trust, NZ Legacy and NMAL are also referred to individually and collectively as the “Guarantor” and together with Borrower the “Credit Parties") are joining in the execution and delivery of this Agreement to evidence its acknowledgment of, consent to, and agreement with, the terms and conditions of this Agreement and the representations, warranties and obligations of Guarantor under this Agreement.
PRELIMINARY STATEMENTS
A. Lender has extended to Borrower a non revolving line of credit facility in the principal amount not to exceed $6,200,000.00 (the “NRLC”), pursuant to the terms and conditions set forth in the Credit Agreement dated March 28, 2008 (the “Credit Agreement”), and secured by the deeds of trust set forth on Schedule A attached hereto and incorporated by this reference, the Credit Documents, Note, Cash Collateral Account Agreement, and other documents related to the transactions contemplated therein (collectively the “Loan Documents”). To induce the Lender modify the Loan Documents as set forth in this Agreement, NZ Legacy and NMAL have agreed, contemporaneously with the execution of this Agreement, to execute and deliver secured guaranties from each of NZ Legacy and NMAL in favor of Lender. Each Guarantor has guaranteed certain obligations of Borrower with respect to the Loan Documents pursuant to the guaranty executed by each Guarantor in favor and for the benefit of Lender as and to the extent set forth in the Guaranty. The term “Loan Documents” shall hereafter include such Guaranty (as defined in the Credit Agreement as modified by this Agreement). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such capitalized terms in the Credit Agreement.
B. Borrower and Guarantors (collectively, the “Credit Parties”) have requested that Lender agree to suspend Borrowers’ obligations under Section 9.23 of the Credit Agreement for the period specified below and that certain other modifications be made to the Credit Agreement as provided herein.
C. Lender is willing to agree to such request on the terms and conditions set forth in this Agreement.

AGREEMENT
For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
1. The Credit Agreement is hereby modified as follows:
A.	Section 1.1, the definition of “Base Rate” is modified by deleting “1%” and replacing it with “300 basis points” and as modified shall in its entirety read as follows:
“Base Rate” means the rate per annum equal to the sum of the Prime Rate plus 300 basis points.
B.	Section 1.1, the definition of “Guaranty” is deleted and replaced in its entirety with the following:
“Guaranty” means collectively (i) the Secured Guaranty dated March 28, 2008 executed and delivered by (1) Robert Merrill Worsley, a married man, (2) Christi Marie Worsley, a married woman, and (3) the Robert Merrill Worsley and Christi Marie Worsley Family Revocable Trust, dated July 28, 1998, in favor and for the benefit of Lender; (ii) the secured guaranty dated of even date herewith executed and delivered by NZ Legacy, LLC, a limited liability company, in favor and for and for the benefit of Lender; and (iii) the secured guaranty dated of even date herewith executed and delivered by New Mexico and Arizona Land Company, LLC, an Arizona limited liability company, in favor and for the benefit of Lender.
C.	Section 1.1, the definition of “LIBOR” is deleted and replaced in its entirety with the following:
“LIBOR” means, for any day, a per annum interest rate which is equal to the quotient of the following:
(a) for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (Arizona time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, LIBOR for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by Lender and Borrower, or, in the absence of such agreement, LIBOR for such day shall, instead, be determined based upon the average of the rates at which Lender is offered dollar deposits at or about 8:00 a.m. (Arizona time) (or soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interLender eurodollar market in an amount comparable to the principal amount of the Loan for a period of one (1) month;

divided by
(b) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such day at which Lender is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Lender is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.
D.
Section 1.1, the definition of “LIBOR Based Rate” is deleted and replaced in its entirety with the following; and all references in the Credit Agreement to “LIBOR Based Rate” are deleted and replaced with “Daily Adjusting LIBOR Rate”

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the sum of LIBOR plus 425 basis points.
E.
Section 1.1, the definition of “LIBOR Based Rate Advance” and “Base Rate Advance” are deleted and all references in the Credit Agreement to “Base Rate Advance” and “LIBOR Based Rate Advance” shall be replaced with “Advance”.

F.	Section 1.1, the definition of “LIBOR Interest Period” as well as all references to such term in the Credit Agreement are deleted.
G.	Section 1.1 is modified by adding a definition of “LIBOR Lending Office” as follows:
“LIBOR Lending Office” means Lender’s office located in the Cayman Islands, British West Indies, or such other branch of Lender, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower.
H.	Section 2.3(a) is deleted and replaced in its entirety with the following:
(a) Interest shall accrue on the unpaid principal of the Loan at the Daily Adjusting Libor Rate, except during any period of time during which, in accordance with the terms and conditions of this Credit Agreement, the Indebtedness evidenced by the NRLC Note shall bear interest at the Base Rate.

(i) If, at any time, Lender determines that, (a) Lender is unable to determine or ascertain the Daily Adjusting Libor Rate, or (b) by reason of circumstances affecting the foreign exchange and interLender markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Lender, or (c) the Daily Adjusting Libor Rate will not accurately or fairly cover or reflect the cost to Lender of maintaining any of the Indebtedness under the NRLC Note at the Daily Adjusting Libor Rate, then Lender shall forthwith give notice thereof to the undersigned. Thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period and continuing until Lender notifies the Borrower that such conditions or circumstances no longer exist the Base Rate shall be the applicable interest rate for all Indebtedness under the NRLC Note during such period of time.
(ii) If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Lender (or its LIBOR Lending Office) to make or maintain any Advance with interest at the Daily Adjusting Libor Rate, Lender shall forthwith give notice thereof to the undersigned. Thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period and continuing until Lender notifies the undersigned that such conditions or circumstances no longer exist the Base Rate shall be the applicable interest rate for all Indebtedness under the NRLC Note during such period of time.
(iii) At any time upon prior written notice to the undersigned, Lender may, in its sole discretion, suspend the Daily Adjusting LIBOR Rate as the applicable interest rate and thereafter, beginning on the first day after the end of the then applicable LIBOR Interest Period the Base Rate shall thereafter be the applicable interest rate for all Indebtedness outstanding under the NRLC Note, unless Lender rescinds such notice, in which case, the Daily Adjusting Libor Rate shall, upon written notice from Lender to the Borrower, again be the applicable interest rate for all Indebtedness outstanding under the NRLC Note.
I.	Section 2.4 is deleted and replaced in its entirety with the following:
2.4 INTENTIONALLY DELETED
J.	Section 9.22 Mandatory Payments is modified by adding a subsection (c) as follows:
(c) Cause one hundred percent (100%) of all proceeds (net of escrow fees and other closing costs reasonably acceptable to Lender) from the sale of tax credits, created under the Production Tax Code 45, to a third party.

K.	Section 9.23 is modified by inserting the following at the end of the Section:
The minimum liquidity requirement set forth under this Section 9.23 shall be suspended for the period of time beginning September 30, 2008 and ending on December 31, 2008 after which time all provisions of this Section 9.23 shall be in full force and effect.
2. The Cash Collateral Account Agreement is hereby modified as follows:
A.	Section 4 is modified by adding a subsection (e) as follows:
(e) Notwithstanding any other provision of this Agreement, Lender agrees that up to a maximum of $300,000.00 of the funds contained in the Cash Collateral Account may be used by Borrower for the sole purpose of meeting its payroll obligations.
3. Conditions Precedent. Lender’s covenants and obligations under this Agreement and the effectiveness of this Agreement are expressly conditioned upon:
A. Execution and delivery of this Agreement by the parties;
B. Credit Parties execution and delivery of such other documents and instruments as Lender may require in connection with the transactions contemplated hereby, including, without limitation, certificates and resolutions, incumbency certificates, modifications of mortgages, deeds of trust, and other security instruments.
C. Borrower’s delivery to Lender of secured guaranties from NMAL and NZ Legacy.
D. Borrower’s delivery of the $5,000.00 fee to Lender in consideration for Lender suspending the minimum liquidity requirement under Section 9.23 of the Credit Agreement.
E. Each representation and warranty set forth in this Agreement and in the Loan Documents shall be true and correct as of the date of execution and delivery of this Agreement by the Borrower.
F. No Event of Default shall have occurred and be continuing under the Loan Documents as of the date hereof.

4. Representations and Warranties of Borrower and Guarantors. Each Credit Party represents and warrants to Lender as of the date of this Agreement as follows: (a) Each entity of Borrower is duly organized, validly existing and in good standing under the laws of its state of formation with all power and authority necessary to own, lease and operate Borrower’s properties and carry on its business as now conducted and to execute, deliver and perform this Agreement; (b) all necessary action has been taken on its part to authorize the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by each Credit Party; (c) there are no suits, actions, proceedings or investigations pending or, to the best of each Credit Party’s knowledge, threatened against or involving it before any court, arbitrator or administrative or governmental body which might reasonably result in a material adverse change in its contemplated business, condition, worth or operations; (d) the authorization, execution, delivery and performance of this Agreement will not result in any breach or default under any other document, instrument or agreement to which any Credit Party is a party or by which it is subject or bound; (e) the authorization, execution, delivery and performance of this Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code or order; (f) this Agreement and each of the Loan Documents constitutes the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms; (g) each lien and security interest on the Collateral continues to be duly and properly perfected and constitutes a first priority lien; (h) no consent, license, permit, approval or authorization of any person, entity or governmental authority is required in connection with its execution, delivery and performance of this Agreement; (i) the representations and warranties made by each Credit Party in each of the Credit Documents to which it is a party are true and correct as of the date of the execution and delivery of this Agreement by such Credit Party. All representations and warranties of each of Borrower and Guarantors made in this Agreement shall survive the execution and delivery of this Agreement.
5. Releases. In further consideration of the Lender’s execution of this Agreement, each Credit Party hereby releases Lender and Lender’s respective participants, affiliates, officers, shareholders, employees, directors, agents, advisors and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that such Credit Party may have against Releasees or any of them which arise or relate to this Agreement, the obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with any of the Loan Documents and any third parties liable in whole or in part for any of the obligations under the Loan Documents or this Agreement, in each case to the extent arising (a) on or prior to the date hereof or (b) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which Releasees or any of them may have taken prior to the date hereof).
6. Indemnity. Each Credit Party, jointly and severally, shall indemnify, defend and hold the Releasees harmless for, from and against any and all claims, causes of action, losses, damages, awards, settlements, penalties, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) (excluding Losses suffered by a Releasee directly arising out of such Releasee’s gross negligence or willful misconduct) with respect to, or resulting from, or in connection with this Agreement, the Loan, the Loan Documents or the transactions contemplated thereby. This Section 4 shall survive the execution and delivery of this Agreement.

7. Amendments. No termination or waiver of any provision of this Agreement, or the consent to any departure by the Credit Parties therefrom, shall in any way be effective without the written concurrence of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice or demand upon the Borrower or any Guarantor in any case shall entitle any Credit Party to any further notice or demand in similar or other circumstances. The Lender’s failure at any time or times hereafter to require strict performance by the Credit Parties of any provision or term of this Agreement shall not waive, effect or diminish any rights of Lender thereafter to demand strict performance in compliance herewith. Any suspension or waiver by Lender of a default, or forbearance with respect thereto, pursuant to this Agreement or with respect to any Event of Default under the Loan Documents shall not, except as may be expressly set forth herein, suspend, waive, effect or be a forbearance with respect to, any other default or event of default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Lender contained in this Agreement shall waive, effect or diminish the rights of the Lender under this Agreement or any other Loan Document. None of the undertakings, agreements, warranties, covenants and representations of the Credit Parties contained in this Agreement or any other Loan Document and no default or event of default under this Agreement or any other Loan Document shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is (a) in a subsequent writing signed by the Lender and (b) delivered to the Borrower.
8. Relationship Between the Parties. The relationship of the Lender on the one hand, and the Credit Parties, and each of them, on the other hand has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship among the parties.
9. Notices. All communications and notices to the Lender hereunder shall be given as provided in the Loan Documents.
10. No Assignment. This Agreement shall not be assignable by the Borrower or any other Credit Party without the written consent of the Lender. The Lender may assign to one or more persons all or any part of, or any participation in, the Lender’s rights and benefits hereunder.
11. TIME OF THE ESSENCE. TIME IS STRICTLY OF THE ESSENCE OF THIS AGREEMENT AND FULL AND COMPLETE PERFORMANCE OF EACH AND EVERY PROVISION HEREOF.
12. Miscellaneous. Each of the Credit Parties agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral for the NRLC. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel. This Agreement, the Loan Documents and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any. This Agreement shall be governed by the laws of the State of Arizona, without giving effect to its principles of conflicts of law. EACH CREDIT PARTY AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OF THE OTHERS OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF THE CREDIT PARTIES AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF THE OTHER PARTY OR ANY OF THE OTHER PARTY’S SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY OF THE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OF ANY OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE CREDIT PARTIES OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.
13. Ratification. To the extent that the terms of this Agreement and are in conflict with the Loan Documents, this Agreement shall govern. All other provisions of the Loan Documents shall remain in full force and effect and are incorporated herein by reference.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

BORROWER: RENEGY HOLDINGS, INC., a Delaware corporation
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Chief Executive Officer

LENDER: COMERICA BANK, a Texas banking corporation
By:	/s/ Matthew E. James
	Name:	Matthew E. James
	Title:	Assistant Vice President